December 31, 2007

Renewal Fuels Inc.
1818 North Farwell Avenue
Milwaukee, WI 53202
Attention:      John King

Dear Mr. King:

This letter will memorialize our agreement between Renewal Fuels Inc. (f/k/a Tech Laboratories, Inc.) (the “Company”) and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) (“YA Global”) wherein YA Global has agreed to fund Three Hundred Thousand Dollars ($300,000) of the Second Closing (the “Second Closing”) pursuant to and as defined in the Securities Purchase Agreement dated on or about July 2, 2007 by and between the parties (the “Securities Purchase Agreement”).

In connection with the partial funding agreed to herein, the Company represents and warrants to YA Global that management of the Company has on the date hereof loaned to the Company One Hundred Fifty Thousand Dollars ($150,000) on terms which are acceptable to YA Global and pursuant to the documents presented to YA Global and attached hereto.

The parties hereby agree to add a new Section 3(ee) to the Securities Purchase Agreement that states:

(ee) the Company represents and warrant to YA Global that management of the Company has as of the date hereof loaned to the Company One Hundred Fifty Thousand Dollars ($150,000) on terms which are acceptable to YA Global (the “Management Loan”) and pursuant to the documents presented to YA Global.

This agreement in lieu of a formal amendment and restatement of the Securities Purchase Agreement shall be deemed to have added this Section 3(ee) to the Securities Purchase Agreement.

In connection with the partial funding agreed to herein the Company acknowledges that all the conditions precedent to the Second Closing outlined in Section 7(b) of the Securities Purchase Agreement must be satisfied, except for condition 7(b)(iv) and the newly added 7(b)(x).

The parties hereby agree to add a new section 7(b)(x) to the Securities Purchase Agreement which states:

(x)  The Company shall have signed a definitive joint venture with Eco Plantations.

This agreement is in lieu of a formal amendment and restatement of the Securities Purchase Agreement shall be deemed to have added this Section 7(b)(x) to the Securities Purchase Agreement.

In connection with the Management Loan the Company covenants to YA Global as long as the all debentures issued by the Company to YA Global are outstanding that the Management Loan will not be repaid to management without the express written consent of YA Global.

The parties hereby agree to add a new section 4(u) to the Securities Purchase Agreement which states:

(u) In connection with the Management Loan outlined in Section 3 (ee) herein the Company covenants to YA Global as long as the all debentures issued by the Company to YA Global are outstanding that the Management Loan will not be repaid to management without the express written consent of YA Global.

In connection with the partial funding agreed to herein the Company covenants to YA Global that such requirement 7(b)(iv) and newly added Section 7(b)(x) of the Second Closing contained in the Securities Purchase Agreement will be satisfied no later than than January 31, 2008 (the “Condition Deadline”).

The parties hereby agree to add a new section 4(v) to the Securities Purchase Agreement which states:

(v) The Company shall satisfy the requirements outlined in 7(b)(iv) and newly added Section 7(b)(x) of the Second Closing contained herein no later than January 31, 2008 (the “Condition Deadline”).

The parties hereby agree to add a new section 4(w) to the Securities Purchase Agreement which states:

(w) The Company shall have unconditionally booked and received at least a 50% deposit for the sale of at least one BioDiesel Master Unit no later than January 31, 2008.

This agreement is in lieu of a formal amendment and restatement of the Securities Purchase Agreement shall be deemed to have added this Section 4(v) to the Securities Purchase Agreement.

The parties hereby agree to add a new section 4(x) to the Securities Purchase Agreement which shall state:

(x) The Company shall have signed a definitive joint venture with Eco Plantations no later than January 31, 2008.

This agreement is in lieu of a formal amendment and restatement of the Securities Purchase Agreement shall be deemed to have added this Section 4(u), Section 4(v), Section 4(w) and Section 4(x) respectively to the Securities Purchase Agreement.

Notwithstanding the partial closing shall in no way be a waiver of conditions set forth in Section 7(b)(iv) or the newly added Section 7(b)(x) to the Securities Purchase Agreement required for the full funding of the Second Closing to which the Company shall not be entitled until these conditions are met.

Furthermore YA Global also agrees to suspend conversions under the Convertible Debentures issued under the Securities Purchase Agreement until February 15, 2008 (the “Conversion Restriction”).

In the event that such covenants contained in Section 4(u) and (v), as added herein, to the Securities Purchase Agreement are not met by the Condition Deadline and the partial funding contemplated herein has been consummated it shall be deemed an Event of Default, as defined in and, under the Securities Purchase Agreement, the Convertible Debentures issued there under and all other agreement entered into in connection therewith (the “Transaction Documents”), YA Global shall therefore be entitled to any and all remedies under the Transaction Documents, and YA Global shall no longer be subject to the Conversion Restriction.

Furthermore, as a result of the agreement to partially fund the Company has agreed to:

1)	Reduce the warrant exercise price on Warrant No.TCHL-1-1 issued to YA Global on April 20, 2007 to $0.001 per share.
2)	Reduce the warrant exercise price on 1,200,000 of the shares of the Company’s Common Stock issuable under Warrant No. TLBT-5-1 issued to YA Global on or about July 2, 2007 to $0.001 per share.

[SIGNATURE PAGE TO FOLLOW]

RENEWAL FUELS Inc.	YA GLOBAL INVESTMENTS, L.P.

By: /s/ John King	By: Yorkville Advisors, LLC
Name: John King	Its: Investment Manager
Title: President
By: /s/ Mark Angelo
Name: Mark Angelo
Title: President and Portfolio Manager